UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported): April 28, 2005

Tyson Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State of incorporation or organization)

001-14704
(Commission File Number)

71-0225165
(IRS Employer Identification No.)

2210 West Oaklawn Drive, Springdale, AR 72762-6999
(479) 290-4000
(Address, including zip code, and telephone number, including area code, of
Registrant's principal executive offices)

Not applicable
(Former name, former address and former fiscal year, if applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD

On April 28, 2005, Tyson Foods, Inc. ("Tyson") issued a press release announcing that the Securities and Exchange Commission (the "SEC") had given final approval to a settlement resolving the SEC's investigation into the disclosure of certain executive perquisites by Tyson.  The press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tyson Foods, Inc.

Date: May 3, 2005	By: /s/ Craig J. Hart
Name: Craig J. Hart
Title: Senior Vice President, Chief
Accounting Officer & Controller

Tyson Foods, Inc.
Current Report On Form 8-K
Dated May 3, 2005

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated April 28, 2005

EXHIBIT 99.1

Media Contact: Gary Mickelson, 479-290-6111
Investor Contact: Louis Gottsponer, 479-290-4826

TYSON REACHES SETTLEMENT WITH THE SEC

        SPRINGDALE, Arkansas - April 28 - The Securities and Exchange Commission (SEC) has given final approval to a settlement resolving the SEC's investigation into the disclosure of certain executive perquisites by Tyson Foods, Inc. (NYSE: TSN).

        "Our company has cooperated fully with the SEC in an effort to resolve this matter and are pleased to be moving forward," said John Tyson, chairman and CEO of Tyson Foods. "We've also put additional controls and procedures in place to help ensure executive perquisites are being properly tracked and disclosed in the future."

        The SEC's order resolves allegations that the company's proxy statements for fiscal years 1997 through 2003 failed to comply with SEC regulations on the disclosure and description of perquisites totaling approximately $1.7 million provided to former Senior Chairman Don Tyson. The order also resolves allegations that the company had not maintained an adequate system of internal controls over the personal use of company assets and the disclosure of perquisites and personal benefits.

        Both the company and Mr. Tyson consented to the entry of the order without admitting or denying wrongdoing. The SEC's order in this matter does not involve any other Tyson executives, employees or board members.

        As previously reported, Tyson Foods had offered to pay the SEC a civil penalty of $1.5 million while Mr. Tyson had proposed to pay a civil penalty of $200,000. The SEC has accepted the company's offer and, after further negotiations, has agreed to accept a penalty of $700,000 from Mr. Tyson.

        As previously disclosed, independent members of Tyson's Board of Directors conducted their own review of the matter. Don Tyson voluntarily paid $1.516 million to the company for certain items the independent board members identified.

        Don Tyson served as the company's CEO and chairman from 1967 to 1991, as its chairman from 1991 to 1995, and as its senior chairman from 1995 until his retirement in 2001. During his tenure, the company's revenue increased from $51 million to more than $10 billion. In his retirement, Mr. Tyson has continued to serve as a consultant to the company and as a member of its board of directors.

        "We value Don Tyson's leadership and his continued service to the company he helped build," said Jo Ann R. Smith, chair of the Compensation Committee for the Tyson Board. "Our committee will continue its efforts to ensure Tyson's benefit plans and compensation practices are appropriately administered."

        Tyson Foods, founded in 1935 with headquarters in Springdale, Arkansas, is the world's largest processor and marketer of chicken, beef, and pork and the second-largest food company in the Fortune 500. The company produces a wide variety of protein-based and prepared food products, which are marketed under the "Powered by Tyson (TM)" strategy. Tyson is the recognized market leader in the retail and foodservice markets it serves, providing products and service to customers throughout the United States and more than 80 countries. Tyson has approximately 114,000 Team Members employed at more than 300 facilities and offices in the United States and around the world.